77I - Amended and Restated Plan Pursuant to Rule 18f-3 under the
Investment Company Act of 1940 effective as of March 1, 2018, adds Class R6 Shares to Virtus Duff & Phelps Global
Infrastructure Fund and Virtus Vontobel Global Opportunities
Fund.